UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

ITRACKR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52810	05-0597678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Plaza Real Suite 275 Boca Raton FL	33498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 962-4111

MUST HAVES, INC

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2010, the Board of Directors of Must Haves, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to “iTrackr Systems, Inc.” (the “Amendment”). The Amendment was approved by the majority of  the Company’s shareholders, and became effective on March 9, 2010, following the filing of the Amendment with the Security of State of Florida. A certified copy of the Amendment is filed herewith as Exhibit 3.1.

The Company has notified the CUSIP Service Bureau regarding the name change and has received its new Committee on Uniform Security Identification Procedures (CUSIP) number for the Common Stock. The Company intends to register its shares to trade on the over-the-counter bulletin board ("OTCBB") and will notify the Financial Industry Regulatory Authority, Inc. (FINRA) of the name change in order to obtain a trading symbol for the Common Stock on the OTCBB.

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation, filed March 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRACKR SYSTEMS, INC.

Date: March 31, 2010	By:	/s/ John Rizzo
John Rizzo
President and Chief Executive Officer